EXHIBIT 99.4
REVOCABLE PROXY

Merchants Bancorp, Inc.
Special Meeting of Stockholders

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints Walter E. Deuchler, Jr., Edward J. McWethy, and Ralph D. Voris, or any or all of them, of Merchants Bancorp, Inc. ("Merchants"), with full power of substitution, to act as attorneys and proxies for the undersigned to vote all shares of common stock of Merchants that the undersigned is entitled to vote at Merchants' Special Meeting of Stockholders (the "Meeting"), to be held on December 22, 1999, at Copley Theatre, North Island Center, located at 8 East Galena Boulevard, Aurora, Illinois, at 9:00 a.m., local time, and any and all adjournments and postponements thereof.

        This proxy may be revoked at any time before it is voted by: (i) filing with the Secretary of Merchants at or before the Meeting a written notice of revocation bearing a later date than this proxy; (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of Merchants at or before the Meeting; or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of this proxy). If this proxy is properly revoked as described above, then the power of such attorneys and proxies shall be deemed terminated and of no further force and effect.

        The undersigned acknowledges receipt from Merchants, prior to the execution of this proxy, of Notice of the Special Meeting and a Prospectus and Proxy Statement.

MERCHANTS BANCORP, INC.
PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. (X)

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The approval and adoption of the Agreement and Plan of Merger, dated as of July 29, 1999 (the "Merger Agreement"), between Merchants Bancorp, Inc., Old Kent Financial Corporation and Merchants Acquisition Corporation.	For ( )	Against ( )	Abstain ( )

The Board of Directors recommends a vote "FOR" adoption of the Merger Agreement.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO DIRECTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR ADOPTION OF THE MERGER AGREEMENT. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGEMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

Dated: , 1999
Print Name:
Signature:
Print Name:
Signature:
Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

PLEASE PROMPTLY COMPLETE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE